As filed with the Securities and Exchange Commission on August    , 2004

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_________________

COGNOS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

CANADA	98-0119485
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

3755 Riverside Drive
P.O. Box 9707, Station T
Ottawa, Ontario, Canada K1G 4K9
(Address of Principal Executive Offices) (Zip Code)

_________________

2003 – 2008 Stock Option Plan
(Full Title of the Plan)

_________________

William Russell
Cognos Corporation
15 Wayside Road
Burlington, MA 01803-4609
(Name and Address of Agent For Service)

(781) 229-6600
(Telephone Number, Including Area Code, of Agent For Service)

_________________

Copy to:
Kevin M. Barry, Esq.
Testa, Hurwitz & Thibeault, LLP
125 High Street
Boston, Massachusetts 02110

Calculation Of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price	Aggregate	Amount of
be Registered	Registered	Per Share	Offering Price	Registration Fee
Common Shares,	1,800,000 shares	US$32.26 (1)	US$58,068,000	US$7,357.22
without par value

    (1)        The price of $32.26 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on August 4, 2004, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by Cognos Incorporated (the “Registrant” or the “Company”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(a) The Registrant’s Form S-8, File No. 333-107965, filed on August 14, 2003.

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 29, 2004 filed pursuant to the Exchange Act and containing audited financial statements for the fiscal year ended February 29, 2004.

(c) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2004, filed pursuant to the Exchange Act.

(d) The Registrant’s Current Report on Form 8-K filed on June 23, 2004.

(e) The description of the Common Shares in the section entitled “Description of Share Capital” contained in the Registrant’s Registration Statement on Form F-10 filed with the Commission on June 20, 2002.

        All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

         4.1        2003-2008 Stock Option Plan (as amended as of June 23, 2004)

         4.2         Articles of Incorporation of the Company and amendments thereto (incorporated by reference to Exhibit 3.1(i) and (ii) to the Company’s Quarterly Report on Form 10-Q filed on July 8, 2004).

         4.3         By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on May 29, 2002).

         5.1         Opinion of Torys LLP.

         23.1       Consent of Ernst & Young LLP.

         23.2       Consent of Torys LLP (included in Exhibit 5.1).

         24.1       Power of Attorney (included on page 6 of this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on the 6th day of August, 2004.

COGNOS INCORPORATED

By: /s/ Robert G. Ashe
Robert G. Ashe
Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

        EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Tom Manley and W. John Jussup and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Cognos Incorporated and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Robert G. Ashe	Chief Executive Officer, President	August 6, 2004
Robert G. Ashe	and Director (Principal Executive
Officer)

/s/ Tom Manley	Senior Vice President,	August 6, 2004
Tom Manley	Finance and Administration
and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Renato Zambonini	Chairman of the Board	August 5, 2004
Renato Zambonini	of Directors

/s/ John E. Caldwell	Director	August 3, 2004
John E. Caldwell

/s/ Paul D. Damp	Director	August 5, 2004
Paul D. Damp

/s/ Pierre Y. Ducros	Director	July 15, 2004
Pierre Y. Ducros

/s/ Robert W. Korthals	Director	July 22, 2004
Robert W. Korthals

/s/ John Rando	Director	July 16, 2004
John Rando

/s/ James M. Tory	Director	July 26, 2004
James M. Tory, Q.C.

/s/ William Russell	Authorized Representative	July 19, 2004
William Russell	in the United States and Director

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Cognos Incorporated in the United States, in the City of Saratoga, State of California, on this 6th day of August, 2004.

/s/ William Russell
William Russell
Authorized U.S. Representative

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	2003-2008 Stock Option Plan (as amended as of June 23, 2004).

4.2	Articles of Incorporation of the Company and amendments thereto (incorporated by reference to Exhibit 3.1(i) and (ii) to the Company’s Quarterly Report on Form 10-Q filed on July 8, 2004).

4.3	By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on May 29, 2002).

5.1	Opinion of Torys LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Torys LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page 6 of this Registration Statement).